Exhibit 99.1

FOR IMMEDIATE RELEASE	February 26, 2013
Media Contact: Joseph Barrios, (520) 884-3725	Page 1 of 9
Financial Analyst Contact: Chris Norman, (520) 884-3649

UNS ENERGY REPORTS 2012 EARNINGS, DECLARES DIVIDEND

•	UNS Energy’s net income for 2012 was $90.9 million, or $2.20 per share of common stock on a fully diluted basis, compared with net income of $110.0 million, or $2.75 per diluted share in 2011.

•

Financial results in 2012 include a $3 million after-tax loss related to the partial write-off of a transmission project at Tucson Electric Power (TEP), UNS Energy’s primary subsidiary, and a $2 million after-tax reduction to net income related to an unscheduled outage at a power plant operated by TEP. Financial results in 2011 include a $5 million after-tax gain related to the settlement of a transmission dispute involving TEP.

•

UNS Energy’s Board of Directors declared a first quarter 2013 dividend for common shareholders of 43.5 cents per share. The Board also reiterated their long-term dividend payout target of 60 percent to 70 percent of UNS Energy’s net income.

Tucson, Ariz. – UNS Energy Corporation (NYSE: UNS) today reported 2012 net income of $90.9 million, or $2.20 per diluted share of common stock, compared with net income of $110.0 million, or $2.75 per diluted share in 2011. TEP reported net income of $65.5 million in 2012, 23 percent below net income of $85.3 million in 2011.

“We achieved all of our key operational and financial objectives in 2012,” said Paul Bonavia, UNS Energy’s Chairman and Chief Executive Officer. “We exceeded our safety and service reliability targets and held operating and maintenance costs below our initial 2012 budget, as well as below 2009 levels.”

“And earnings were in the middle of our guidance range, even though we were challenged by slow economic recovery, customer implementation of energy efficiency measures and TEP’s out-dated retail rate structure,” Bonavia said.

In July 2012, TEP submitted an application with the Arizona Corporation Commission (ACC) seeking the company’s first non-fuel base rate increase since 2008. On February 4, 2013, TEP, ACC Staff and several other parties entered into a rate settlement agreement. Provisions of the settlement include an increase in TEP’s non-fuel revenues of approximately $76 million, as well as rate adjustment mechanisms related to energy efficiency and environmental compliance.

“The proposed settlement agreement is broadly supported by many of our key stakeholder groups. The agreement contains provisions that provide tangible benefits to our customers, while supporting TEP’s long-term financial stability,” Bonavia said.

The ACC must approve the settlement agreement before new rates can become effective. If approved, the average bill for an average residential customer would increase by less than $3 per month.

Tucson Electric Power

Retail kWh Sales and Revenues

TEP’s retail kWh sales decreased by 0.7 percent in 2012, due in part to fewer cooling degree days during the summer months compared with 2011. The decrease in retail sales volumes led to a 1.2 percent, or $6.6 million, decrease in TEP’s retail margin revenues compared with 2011.

Excluding the effects of weather in both periods, TEP estimates its 2012 retail kWh sales were approximately 0.4 percent below 2011.

Other Operating Expenses

TEP’s base O&M expense was $4.0 million lower than 2011 due in part to the success of various cost containment efforts, as well as fewer scheduled and unscheduled power plant outages. Base O&M excludes costs directly offset by customer surcharges and third-party reimbursements.

In 2012, depreciation and amortization expense increased by $10.9 million, primarily the result of an increase in plant-in-service compared with 2011.

Other Factors

TEP’s 2012 results include:

•	an after-tax loss of approximately $2 million related to an unplanned outage at Springerville Unit 3, a power plant that TEP operates for another company; and

•

an after-tax loss of approximately $3 million related to the partial write-off of transmission assets related to a proposed high voltage line that was to be built between Tucson, Ariz. and Nogales, Ariz. The project is expected to be abandoned due to various factors, including difficulties with the permitting process and a provision in TEP’s pending settlement agreement.

Results in 2011 include an after-tax gain of approximately $5 million related to the settlement of a transmission dispute.

UNS Gas and UNS Electric

UNS Gas reported net income of $9.1 million in 2012 compared with $10.2 million in 2011. Retail therm sales in 2012 declined by 8.5 percent compared with 2011, primarily due to an 11.4 percent decline in heating degree days. The decrease in retail therm sales led to a $1.4 million reduction in retail margin revenues compared with 2011.

UNS Electric reported net income of $16.9 million in 2012 compared with $17.7 million in 2011. The decrease was due in part to higher depreciation and amortization expense related to an increase in net plant-in-service.

Seasonality of Earnings

The net income and results of operations of TEP, UNS Gas and UNS Electric are seasonal in nature. TEP and UNS Electric typically record the majority of their net income during the second and third quarters when hot weather contributes to higher energy consumption. TEP’s retail rates, which include higher charges for higher levels of energy use, also shift a larger share of the company’s earnings into those periods.

Energy demand from UNS Gas customers typically peaks during the winter. Accordingly, UNS Gas typically records the majority of its net income during the first and fourth quarters.

Common Stock Dividend

UNS Energy’s Board of Directors declared a first quarter dividend of 43.5 cents per share. The dividend will be paid on March 25, 2013, to common shareholders of record as of March 13, 2013.

The board reiterated their long-term targeted dividend payout ratio range of 60 percent to 70 percent of UNS Energy’s net income.

The declaration of dividend payments is at the board’s sole discretion and is subject to numerous factors that ordinarily affect dividend policy, including the results of UNS Energy’s operations and its financial position as well as general economic and business conditions.

2013 Outlook

In conjunction with this earnings announcement, UNS Energy has provided detailed information on its performance during 2012 and outlook for 2013. These materials have been filed with the Securities and Exchange Commission and are also available at uns.com. UNS Energy is not providing diluted earnings per share guidance for 2013 due to the uncertainty of the outcome and timing of TEP’s pending rate case proceeding before the ACC.

Net Income and Earnings Per Share Summary

	4th Quarter		YTD December 31,
Net Income	2012	2011	2012	2011
	-Millions-		-Millions-
Tucson Electric Power	$0.5	$1.6	$65.5	$85.3
UNS Gas	4.1	4.3	9.1	10.2
UNS Electric	3.2	3.3	16.9	17.7
Other (1)	(0.3)	(1.0)	(0.6)	(3.2)

Net Income	$7.5	$8.2	$90.9	$110.0

Avg. Basic Shares Outstanding (Millions)	41.5	37.1	40.4	37.0
Avg. Diluted Shares Outstanding (Millions)	41.9	37.4	41.8	41.6

	4th Quarter		YTD December 31,
Earnings Per UNS Energy Share	2012	2011	2012	2011
Tucson Electric Power	$0.01	$0.04	$1.62	$2.31
UNS Gas	0.10	0.12	0.23	0.27
UNS Electric	0.08	0.09	0.42	0.48
Other (1)	(0.01)	(0.03)	(0.02)	(0.08)

Net Income Per Basic Share	$0.18	$0.22	$2.25	$2.98

Net Income Per Diluted Share	$0.18	$0.22	$2.20	$2.75

(1)	Includes UNS Energy on a stand-alone basis and results from Millennium Energy Holdings, Inc. and UniSource Energy Development, both wholly-owned subsidiaries of UNS Energy.

UNS Energy believes the presentation of TEP, UNS Gas and UNS Electric net income or loss on a per basic UNS Energy share basis (which are non-GAAP financial measures) provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UNS Energy’s reported earnings or losses.

Conference Call and Webcast

The company will host a conference call on Tuesday, February 26, 2013 at 11 a.m. ET. To participate in the call, please dial in 5 to 10 minutes prior to the start time. A reference code is not necessary to access the live call.

Dial-in number: (800) 695-9940

The conference call also can be heard live online at uns.com.

A telephone replay will be available for seven days.

Replay number: (800) 633-8284

Reference code: 21649272

UNS Energy is a Tucson, Arizona-based company with consolidated assets of approximately $4 billion. UNS Energy’s primary subsidiaries include Tucson Electric Power, which serves more than 406,000 customers in southern Arizona, and UniSource Energy Services, provider of natural gas and electric service for about 241,000 customers in northern and southern Arizona. Visit uns.com for more information about UNS Energy and its subsidiaries.

This release contains forward-looking information that involves risks and uncertainties, including, but not limited to: state and federal regulatory and legislative decisions and actions; regional economic and market conditions, which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of the company’s pension and other postretirement benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; changes to long-term contracts; the cost of fuel and power supplies; performance of TEP’s generating plants; and other factors listed in UNS Energy’s Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UNS Energy.

In the fourth quarter of 2012, we identified that we had incorrectly reported UNS Electric’s sales and purchase contracts which did not result in the physical delivery of energy. The transactions were reported on a gross basis rather than on a net basis during the first three quarters of 2012, as well as the calendar year 2011. This error resulted in an equal and offsetting overstatement of Electric Wholesale Sales and Purchased Energy in the income statements of $31 million in 2011. This error had no impact to operating income, net income, retained earnings, or cash flows. We assessed the impact of these errors on prior period financial statements and concluded they were not material to any period. However, the errors were significant to the individual line items. As a result, in accordance with Staff Accounting Bulletin 108, we have revised the 2011 financial statements included herein to correct these errors. For more information, please refer to UNS Energy’s and TEP’s 2012 annual report on SEC form 10-K, which is expected to be filed on or before March 1, 2013.

UNS ENERGY 2012 RESULTS

Condensed Consolidated Statements of Income	Three Months Ended
(in Thousands of Dollars, Except Per Share Amounts)	December 31,		Increase /(Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$236,304	$229,606	$6,698	2.9
Electric Wholesale Sales	36,946	31,352	5,594	17.8
Gas Revenue	37,512	46,012	(8,500)	(18.5)
Other Revenues	37,512	26,857	10,655	39.7

Total Operating Revenues	348,274	333,827	14,447	4.3

Operating Expenses
Fuel	81,899	72,417	9,482	13.1
Purchased Energy	59,618	63,778	(4,160)	(6.5)
Transmission	3,802	2,722	1,080	39.7
Increase (Decrease) to Reflect PPFAC/PGA Recovery Treatment	2,516	242	2,274	N/M

Total Fuel and Purchased Energy	147,835	139,159	8,676	6.2
Operations and Maintenance	100,102	97,332	2,770	2.8
Depreciation	35,984	34,179	1,805	5.3
Amortization	8,939	8,470	469	5.5
Taxes Other Than Income Taxes	12,495	12,850	(355)	(2.8)

Total Operating Expenses	305,355	291,990	13,365	4.6

Operating Income	42,919	41,837	1,082	2.6

Other Income (Deductions)
Interest Income	125	829	(704)	(84.9)
Other Income	1,501	1,257	244	19.4
Other Expense	(6,373)	(2,573)	(3,800)	N/M

Total Other Income (Deductions)	(4,747)	(487)	(4,260)	N/M

Interest Expense
Long-Term Debt	18,098	18,977	(879)	(4.6)
Capital Leases	8,507	10,251	(1,744)	(17.0)
Other Interest Expense, Net of Interest Capitalized	(236)	(100)	(136)	N/M

Total Interest Expense	26,369	29,128	(2,759)	(9.5)

Income Before Income Taxes	11,803	12,222	(419)	(3.4)
Income Tax Expense	4,298	4,035	263	6.5

Net Income	$7,505	$8,187	$(682)	(8.3)

Weighted-Average Shares of Common Stock Outstanding (000)	41,500	37,055	4,445	12.0

Basic Earnings per Share	$0.18	$0.22	$(0.04)	(18.2)

Diluted Earnings per Share	$0.18	$0.22	$(0.04)	(18.2)

Dividends Declared per Share	$0.43	$0.42	$0.01	2.4

N/M - Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

UNS ENERGY 2012 RESULTS

Condensed Consolidated Statements of Income	Year Ended
(in Thousands of Dollars, Except Per Share Amounts)	December 31,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$1,087,279	$1,085,822	$1,457	0.1
Electric Wholesale Sales	125,414	132,346	(6,932)	(5.2)
Gas Revenue	123,133	145,053	(21,920)	(15.1)
Other Revenues	125,940	115,481	10,459	9.1

Total Operating Revenues	1,461,766	1,478,702	(16,936)	(1.1)

Operating Expenses
Fuel	327,832	324,520	3,312	1.0
Purchased Energy	224,696	276,610	(51,914)	(18.8)
Transmission	14,540	7,334	7,206	98.3
Decrease to Reflect PPFAC/PGA Recovery Treatment	32,246	(4,932)	37,178	N/M

Total Fuel and Purchased Energy	599,314	603,532	(4,218)	(0.7)
Operations and Maintenance	383,689	379,220	4,469	1.2
Depreciation	141,303	133,832	7,471	5.6
Amortization	35,784	30,983	4,801	15.5
Taxes Other Than Income Taxes	49,881	49,428	453	0.9

Total Operating Expenses	1,209,971	1,196,995	12,976	1.1

Operating Income	251,795	281,707	(29,912)	(10.6)

Other Income (Deductions)
Interest Income	1,106	4,568	(3,462)	(75.8)
Other Income	7,085	8,288	(1,203)	(14.5)
Other Expense	(7,988)	(5,279)	(2,709)	(51.3)

Total Other Income (Deductions)	203	7,577	(7,374)	(97.3)

Interest Expense
Long-Term Debt	71,909	73,217	(1,308)	(1.8)
Capital Leases	33,613	40,359	(6,746)	(16.7)
Other Interest Expense, Net of Interest Capitalized	(170)	(1,218)	1,048	86.0

Total Interest Expense	105,352	112,358	(7,006)	(6.2)

Income Before Income Taxes	146,646	176,926	(30,280)	(17.1)
Income Tax Expense	55,727	66,951	(11,224)	(16.8)

Net Income	$90,919	$109,975	$(19,056)	(17.3)

Weighted-Average Shares of Common Stock Outstanding (000)	40,362	36,962	3,400	9.2

Basic Earnings Per Share	$2.25	$2.98	$(0.73)	(24.5)

Diluted Earnings Per Share	$2.20	$2.75	$(0.55)	(20.0)

Dividends Declared Per Share	$1.72	$1.68	$0.04	2.4

N/M - Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY 2012 RESULTS

Condensed Consolidated Statements of Income	Three Months Ended
(in Thousands of Dollars)	December 31,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$198,886	$189,652	$9,234	4.9
Electric Wholesale Sales	33,706	33,238	468	1.4
Other Revenues	38,761	28,829	9,932	34.5

Total Operating Revenues	271,353	251,719	19,634	7.8

Operating Expenses
Fuel	80,971	71,705	9,266	12.9
Purchased Power	18,073	21,577	(3,504)	(16.2)
Transmission	1,445	904	541	59.8
Increase (Decrease) to Reflect PPFAC Recovery Treatment	5,962	(1,019)	6,981	N/M

Total Fuel and Purchased Energy	106,451	93,167	13,284	14.3
Operations and Maintenance	86,462	84,378	2,084	2.5
Depreciation	28,274	26,770	1,504	5.6
Amortization	9,872	9,368	504	5.4
Taxes Other Than Income Taxes	9,998	10,397	(399)	(3.8)

Total Operating Expenses	241,057	224,080	16,977	7.6

Operating Income	30,296	27,639	2,657	9.6

Other Income (Deductions)
Interest Income	39	584	(545)	(93.3)
Other Income	1,326	1,118	208	18.6
Other Expense	(8,832)	(4,333)	(4,499)	N/M

Total Other Income (Deductions)	(7,467)	(2,631)	(4,836)	N/M

Interest Expense
Long-Term Debt	14,476	13,365	1,111	8.3
Capital Leases	8,507	10,251	(1,744)	(17.0)
Other Interest Expense, Net of Interest Capitalized	(292)	(65)	(227)	N/M

Total Interest Expense	22,691	23,551	(860)	(3.7)

Income Before Income Taxes	138	1,457	(1,319)	(90.5)
Income Tax Expense	(314)	(104)	(210)	N/M

Net Income	$452	$1,561	$(1,109)	(71.0)

	Three Months Ended
Tucson Electric Power	December 31,		Increase / (Decrease)
Electric MWh Sales:	2012	2011	Amount	Percent
Retail Sales	2,029,291	2,060,016	(30,725)	(1.5)
Long-Term Wholesale Sales	165,294	233,144	(67,850)	(29.1)

N/M - Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.

TUCSON ELECTRIC POWER COMPANY 2012 RESULTS

Condensed Consolidated Statements of Income	Year Ended
(in Thousands of Dollars)	December 31,		Increase / (Decrease)
(UNAUDITED)	2012	2011	Amount	Percent
Operating Revenues
Electric Retail Sales	$915,879	$903,930	$11,949	1.3
Electric Wholesale Sales	111,194	129,861	(18,667)	(14.4)
Other Revenues	134,587	122,595	11,992	9.8

Total Operating Revenues	1,161,660	1,156,386	5,274	0.5

Operating Expenses
Fuel	318,901	318,268	633	0.2
Purchased Power	80,137	105,766	(25,629)	(24.2)
Transmission	5,722	(1,435)	7,157	N/M
Decrease to Reflect PPFAC Recovery Treatment	31,113	(6,165)	37,278	N/M

Total Fuel and Purchased Energy	435,873	416,434	19,439	4.7
Operations and Maintenance	334,553	330,801	3,752	1.1
Depreciation	110,931	104,894	6,037	5.8
Amortization	39,493	34,650	4,843	14.0
Taxes Other Than Income Taxes	40,323	40,199	124	0.3

Total Operating Expenses	961,173	926,978	34,195	3.7

Operating Income	200,487	229,408	(28,921)	(12.6)

Other Income (Deductions)
Interest Income	136	3,567	(3,431)	(96.2)
Other Income	6,043	5,589	454	8.1
Other Expense	(13,772)	(11,960)	(1,812)	(15.2)

Total Other Income (Deductions)	(7,593)	(2,804)	(4,789)	N/M

Interest Expense
Long-Term Debt	55,038	49,858	5,180	10.4
Capital Leases	33,613	40,358	(6,745)	(16.7)
Other Interest Expense, Net of Interest Capitalized	(336)	(946)	610	64.5

Total Interest Expense	88,315	89,270	(955)	(1.1)

Income Before Income Taxes	104,579	137,334	(32,755)	(23.9)
Income Tax Expense	39,109	52,000	(12,891)	(24.8)

Net Income	$65,470	$85,334	$(19,864)	(23.3)

	Year Ended
Tucson Electric Power	December 31,		Increase / (Decrease)
Electric MWh Sales:	2012	2011	Amount	Percent
Retail Sales	9,264,818	9,332,107	(67,289)	(0.7)
Long-Term Wholesale Sales	657,740	902,139	(244,399)	(27.1)

N/M - Not Meaningful

Reclassifications have been made to prior periods to conform to the current period’s presentation.